UNITED STATES
                       SECURITITES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 6, 2006


                                  BH/RE, L.L.C.
             (Exact name of registrant as specified in its charter)


           Nevada                       000-50689                84-1622334
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

   3667 Las Vegas Boulevard South
   Las Vegas, Nevada                                                  10022
   (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (702) 785-5555



                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

     On March 6, 2006, the Board of Managers of BH/RE, L.L.C. ("BH/RE") appointed Michael V. Mecca to the offices of President and Chief Executive Officer of BH/RE. Mr. Mecca will continue to serve as the President and Chief Executive Officer of OpBiz, L.L.C., a Nevada limited liability company and controlled subsidiary of BH/RE ("OpBiz"). Effective as of March 6, 2006, each of Robert Earl and Douglas P. Teitelbaum will no longer serve as the co-Chief Executive Officer of BH/RE. Each of Mr. Earl and Mr. Teitelbaum will continue to serve as Manager of BH/RE and co-Chairman of OpBiz.

     Mr. Mecca, 57, has been the president and chief executive officer of OpBiz since May 2003. Mr. Mecca has over 30 years of experience in the hotel and gaming industries, including 13 years in various management positions with the predecessor to Caesars Entertainment, Inc. From April 2001 to April 2003, he was the vice president and general manager of Green Valley Ranch Resort Casino in Henderson, Nevada. From February 1999 to April 2001, Mr. Mecca served as the chief operating officer of Greektown Casino in Detroit, Michigan. From December 1997 to January 1999, Mr. Mecca held the positions of chief operating officer of Ramparts International and vice president and general manager of Mandalay Bay Resort & Casino in Las Vegas, Nevada. From March 1994 to December 1997, Mr. Mecca managed the development of the Crown Casino in Melbourne, Australia, one of the largest casinos in the world.

     Mr. Mecca previously entered into an Employment Agreement with OpBiz on April 11, 2003 that expires in May 2008. The employment agreement automatically renews for successive five-year terms unless either party elects not to renew at least 90 days prior to the end of a term. OpBiz paid Mr. Mecca a base salary of $495,000 in 2005, which is subject to annual upward adjustments. OpBiz pays Mr. Mecca a performance bonus determined by OpBiz's board of managers based on OpBiz's financial performance and certain other factors. If OpBiz terminates the employment agreement other than for cause, Mr. Mecca will be entitled to receive 12 months of his then-base salary. In addition, if the employment agreement is terminated for any reason other than by OpBiz for cause, Mr. Mecca will be entitled to receive all accrued but unpaid bonuses through the date of termination. The agreement provides Mr. Mecca with an option to purchase up to 3% of the equity of MezzCo, vesting one-third annually beginning on April 11, 2004. The exercise price for Mr. Mecca's option is based on a current subscription valuation. Mr. Mecca has granted OpBiz a right of first refusal with respect to any proposed sales of his equity interests in MezzCo.

     The Employment Agreement is filed herewith as Exhibit 10.1 and the foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement.

     Mr. Mecca was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Mecca and any of BH/RE's managers, other executive officers or persons nominated or chosen by BH/RE to become a manager or executive officer. There has been no transaction, or proposed transaction, since January 1, 2005 to which BH/RE was or is a party, and in which Mr. Mecca or any member of his immediate family had or will have a direct or indirect material interest.


Item 8.01. Other Events

     In conjunction with the appointment of Mr. Mecca as its President and Chief Executive Officer, on March 6, 2006, BH/RE changed the address and phone number of its principal executive offices to:

     3667 Las Vegas Boulevard South
     Las Vegas, Nevada 89109
     (702) 785-5555

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Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1 Employment Agreement dated April 11, 2003, by and among OpBiz, L.L.C., Michael Mecca, Robert Earl and Doug Teitelbaum (incorporated by reference to the Company's Form 10 filed on April 16, 2004)









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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     BH/RE, L.L.C.

     March 6, 2006                                   By: /s/ Donna Lehmann
                                                        ------------------------
                                                        Donna Lehmann
                                                        Treasurer



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                                  EXHIBIT INDEX

        Exhibit No.                     Description
        -----------                     -----------

        10.1 Employment Agreement dated April 11, 2003, by and among OpBiz, L.L.C., Michael Mecca, Robert Earl and Doug Teitelbaum (incorporated by reference to the Company's Form 10 filed on April 16, 2004)